GOLFROUNDS.COM, INC.

                                AGENCY AGREEMENT

                                                As of March 3, 2000



M.H. Meyerson & Co., Inc.
525 Washington Boulevard
Jersey City, New Jersey 07303-0260

Gentlemen:

     GolfRounds.com, Inc., a Delaware corporation ("Company"), proposes to offer for sale in a private placement ("Offering") a minimum of 833,000 shares of common stock, par value $.01 per share ("Common Stock"), and a maximum of 1,333,000 shares of Common Stock, at a purchase price of $1.375 per share. The shares of Common Stock ("Shares") will be offered on a "best efforts, $1,145,375 minimum, $1,832,875 maximum" basis, in accordance with Section 4(2) and/or 3(b) of the Securities Act of 1933, as amended ("Securities Act"), and Rules 501 through 506 of Regulation D ("Reg D") promulgated thereunder, only to "accredited investors," as defined in Reg D. The minimum subscription amount will be $27,500, but you may accept subscriptions for amounts less than $27,500 in your discretion and with the Company's consent.

     The Shares have the terms and conditions reflected in the Company's Confidential Term Sheet dated March 3, 2000 to be delivered to each purchaser of Shares ("Term Sheet"). The Term Sheet, together with all exhibits thereto, will be referred to herein as the "Offering Documents."

1. Appointment of Placement Agent; The Offering Period.

     1.1 Appointment of Placement Agent. M.H. Meyerson & Co., Inc. ("Meyerson" or "Placement Agent") is hereby appointed exclusive Placement Agent of the Company during the offering period herein specified ("Offering Period") for the purpose of assisting the Company in placing the Shares with purchasers who are qualified accredited investors ("Subscribers"). The Placement Agent hereby accepts such agency and agrees to assist the Company in placing Shares with the Subscribers. The Placement Agent's agency hereunder is not terminable by the Company except upon termination of the Offering or breach by the Placement Agent of its material obligations hereunder.

     1.2 Offering Period. The Offering Period shall commence on the day the Offering Documents are first made available to the Placement Agent by the Company and shall continue until March 31, 2000; provided, however, that the Offering Period may be extended until a date not later than April 30, 2000 by mutual decision of the Placement Agent and the Company without notice to any Subscriber (the last day of the Offering Period, as it may be extended, is referred to as the "Termination Date"). If, at any time during the Offering Period, subscriptions for at least $1,145,375 of Shares have been received and



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accepted (and funds in payment therefor have cleared), then, upon the mutual consent of the Company and the Placement Agent, a closing ("Initial Closing") shall take place with respect to such accepted subscriptions and the Company shall continue the offering until all of the Shares are sold or the Termination Date, whichever occurs first. After the Initial Closing, subsequent closings with respect to accepted subscriptions for additional Shares may take place at any time during the Offering Period as may be mutually determined by the Company and the Placement Agent (the Initial Closing and any subsequent closing each will be referred to herein as a "Closing"). If subscriptions for at least $1,145,375 of Shares are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

     1.3 Placement Agent's Purchase Option. The Company hereby agrees to issue and sell to the Placement Agent (and/or its designees) an option ("Placement Agent's Purchase Option") to purchase, at an initial exercise price of $1.50 per share, an aggregate of that number of Shares ("Placement Agent's Shares") as shall equal 15% of the aggregate number of Shares sold in the Offering. At each Closing, the Company shall issue that portion of the Placement Agent's Purchase Option that corresponds to the number of shares sold at such Closing and the Placement Agent shall pay the Company an amount equal to $.0005 for each share covered by the portion of the Placement Agent's Purchase Option issued at such Closing. The Placement Agent's Shares shall be identical to the Shares sold in the Offering. The Placement Agent's Purchase Option shall be exercisable for a period of five years commencing on the date of the Initial Closing.

     1.4 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents and the forms of subscription agreement ("Subscription Agreement") and Confidential Purchaser Questionnaire to be executed by each purchaser for delivery to potential Subscribers and such other information, documents and instruments that the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

     1.5 Segregation of Funds. Each subscriber for Shares shall tender to the Placement Agent a wire transfer or check payable to the order of "CST AAF - GolfRounds Escrow Account" in the amount of the investment subscribed for, which funds shall be held in escrow by Continental Stock Transfer & Trust Company, as escrow agent, in accordance with Rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), as set forth in the Offering Documents.

     1.6 No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering and that the Placement Agent is not obligated in any way to purchase or sell the Shares offered hereby.

     1.7 Participation by Selected Dealers. The Placement Agent may engage other persons that are members of the National Association of Securities Dealers, Inc. ("NASD") or registered representatives of such members to assist the Placement Agent in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and the Placement Agent may allow such persons such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine.

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2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Placement Agent and the Selected Dealers upon the execution of this Agreement and again at each Closing as follows:

     2.1 Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company ("Material Adverse Effect"). The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Offering Documents.

     2.2 Authorized Capital. The Company is authorized to issue 12,000,000 shares of Common Stock. 2,099,491 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. None of the holders of such outstanding shares of Common Stock are subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration.

     2.3 No Preemptive Rights; Options; Registration Rights. To the Company's best knowledge, (a) except as set forth on Schedule 2.3, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or other securities of the Company, under the Certificate of Incorporation or By-Laws of the Company or under any agreement or other outstanding instrument to which the Company is a party or by which it is bound; (b) the Company does not have outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or otherwise to purchase or convert any obligation into, shares of Common Stock or other securities of the Company and the Company has not agreed to issue or sell any shares of Common Stock or other securities of the Company; and (c) no holder of any of the Company's securities has any "piggyback" or demand registration rights. Schedule 2.3 sets forth any registration rights held by any holders of the Company's securities to the Company's best knowledge.

     2.4 Financial Statements. To the Company's best knowledge, (a) the financial statements of the Company included in the Offering Documents ("Financials") fairly present the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals, and (b) the Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the latest balance sheet included in the Financials or the footnotes thereto (the date of such balance sheet being referred to as the "Balance Sheet Date"), and (ii) those incurred in the ordinary course of business since the Balance Sheet Date.

     2.5 No Material Adverse Changes. To the Company's best knowledge, except as otherwise stated in the Offering Documents, since the Balance Sheet Date, there has not been any change in the condition, financial or otherwise, of the Company that could result, singly or in the aggregate, in a prospective Material Adverse Effect on the Company, except in each case as described in or contemplated by the Term Sheet.

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     2.6 Subsidiaries. The Company has no subsidiaries and has no interest in, shares of capital stock of or right to acquire an interest in or shares of capital stock of any other corporation, limited liability company, partnership or other entity.

     2.7 Taxes. To the Company's best knowledge, (a) the Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes that have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles; and (b) the Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, "tax" or "taxes" include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto).

     2.8 Finder's Fees; Other Underwriters. To the Company's best knowledge, (a) the Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Placement Agent or the consummation of the Offering contemplated hereunder; and (b) during the 12 month period ending on the date of this Agreement, the Company did not pay or issue any monies, securities or other compensation to any member of the NASD or to any affiliate or associate of such a member or to any other person in consideration for such person raising funds for the Company or providing financial or public relations consulting services to the Company, except as set forth on Schedule 2.8.

     2.9 No Pending Actions. To the Company's best knowledge, there are no actions, suits, proceedings, claims or hearings of any kind or nature existing or pending (or, to the best knowledge of the Company, threatened) or, to the best knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, to the Company's best knowledge, any state of facts that would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, that might result in any Material Adverse Effect or that might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

     2.10 Private Offering Exemption; Offering Documents. To the Company's best knowledge, the Offering Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Shares, and the Placement Agent's Purchase Option, conform in all material respects to the descriptions thereof contained in the Offering Documents. Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Reg D, (ii) the offer and the sale of the Shares by the Placement Agent was made in compliance with Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and (iii) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by the Company), the sale of Shares in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

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     2.11 Due Authorization. The Company has full right, power and authority to enter into this Agreement, the Subscription Agreements and the Placement Agent's Purchase Option, to issue the Shares and the Placement Agent's Shares and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Subscription Agreements and the Placement Agent's Purchase Option, when executed and delivered, will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Subscription Agreements and the Placement Agent's Purchase Option, upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy.

     2.12 Non-Contravention; Consents. The Company's execution and delivery of this Agreement, the Subscription Agreements and the Placement Agent's Purchase Option, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein will not
(i) conflict with, or constitute a breach of, or a default under, the certificate of incorporation or by-laws of the Company, or any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business (collectively, "Laws"), except where such violation(s) would not, singly or in the aggregate, result in a Material Adverse Effect; or (iii) have any effect on any permit, certification, registration, approval, consent, license or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect. No consent, Permit, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements and the Placement Agent's Purchase Option, and the issuance of the Shares and the Placement Agent's Shares, except that the offer and sale of the Shares and the Placement Agent's Shares in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

     2.13 Valid Issuances. The Shares and the Placement Agent's Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Subscription Agreements or the Placement Agent's Purchase Option, as the case may be, will be duly and validly issued, fully paid and non-assessable. The holders of the Shares will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Shares and the Placement Agent's Shares has been duly and validly taken.

     2.14 No Right to Purchase. To the Company's best knowledge, the issuance of the Shares in the Offering and upon exercise of the Placement Agent's Purchase Option will not give any holder of any of the Company's outstanding shares of Common Stock, options, warrants or other convertible securities or rights to


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purchase securities of the Company (i) the right to purchase any additional shares of Common Stock or any other securities of the Company, or (ii) the right to purchase any securities at a reduced price.

     2.15 No Regulatory Problems. The Company (i) has not filed a registration statement that is the subject of any pending proceeding or examination under
Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder;
(iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not, to its best knowledge, subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission ("Commission"); and (v) is not, to its best knowledge, subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. To the Company's knowledge, none of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;
(iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under
Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

     2.16 Material Contracts; No Defaults. To the Company's best knowledge,
Schedule 2.16 hereto contains a true and complete list of all contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses, arrangements or undertakings of any nature, written or oral, of the Company that involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $25,000 or that otherwise are material to the business or prospects of the Company (collectively, "Contracts"). The Company has furnished the Placement Agent with true, correct and complete copies (or where oral, written descriptions) of all Contracts, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. To the Company's


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best knowledge, except as set forth on Schedule 2.16, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the knowledge of the Company, there is no plan, intention, or indication of any contracting party to a Contract to cause termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company. The Company does not know of the occurrence of any event or the existence of any state of facts that with notice or the passage of time or both could cause it to be in default.

     2.17 Conduct of Business; Compliance with Law. The Company has all requisite corporate power and authority, and, to its best knowledge, has all necessary Permits, to own or lease its properties and conduct its business as described in the Offering Documents, except where the failure to have such Permits would not have a Material Adverse Effect. To its best knowledge, (a) the Company has been operating its business in compliance with all such Permits, except where such noncompliance would not have a Material Adverse Effect, (b) the disclosures in the Offering Documents concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact, and (c) the Company is in compliance with all Laws except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws.

     2.18 Title to Property; Insurance. To its best knowledge, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, except such as would not, singly or in the aggregate, have a Material Adverse Effect. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts.

     2.19 Intangibles. The Company owns or possesses or, to its knowledge, can acquire "off-the-shelf" on an as needed basis, the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, and copyrights (collectively, "Intangibles") to be used by the Company in its proposed business as described in the Term Sheet, and all such Intangibles, except for "off-the-shelf" licenses, are listed on Schedule
2.19. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened and the Company has not received any notice of conflict with, the asserted rights of others that challenges the exclusive right (except that "off-the-shelf" licenses may be non-exclusive) of the Company with respect to any Intangibles used in the conduct of the Company's proposed business except as described in the Offering Documents. To the best of the Company's knowledge, the Intangibles and the Company's proposed services and processes do not infringe on any intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company.

     2.20 Management Team. To the Company's knowledge, the background and other information concerning the officers and directors of the Company previously furnished to the Placement Agent is true and accurate in all material respects.

     2.21 Employee Matters. To the Company's best knowledge, (a) the Company has generally enjoyed a satisfactory employer-employee relationship with its


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employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect, (b) there are no pending investigations involving the Company by any government Department of Labor or any other governmental agency responsible for the enforcement of employment laws and regulations, (c) there is no unfair labor practice charge or complaint against the Company pending before a Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, (d) no questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company, and (e) no grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

3. Representations and Warranties of the Placement Agent and Selected Dealers. The Placement Agent, and each Selected Dealer that the Placement Agent may from time to time appoint, by signing the Selected Dealer Agreement, severally represents and warrants as follows:

     3.1 Due Incorporation. Such Placement Agent or Selected Dealer is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of such Placement Agent or Selected Dealer.

     3.2 Broker/Dealer Registration. Such Placement Agent or Selected Dealer is registered as a broker-dealer under Section 15 of the Exchange Act.

     3.3 Good Standing. Such Placement Agent or Selected Dealer is a member in good standing of the NASD.

     3.4 Sale In Certain Jurisdictions. Sales of Shares by such Placement Agent or Selected Dealer will be made only in such jurisdictions in which (i) the Placement Agent or Selected Dealer is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the Offering and sale of Shares is registered under, or is exempt from, applicable registration requirements.

     3.5 Compliance with Laws. Offers and sales of Shares by the Placement Agent or Selected Dealer will be made in compliance with the provisions of Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and the Placement Agent or Selected Dealer will furnish to each investor a copy of the Offering Documents prior to accepting any payments for Shares.

4. Closing.

     4.1 Closing. The Closing shall take place at the offices of GM&M, 600 Third Avenue, New York, New York 10016. At the Closing, payment for the Shares issued and sold by the Company (by certified check or wire transfer payable to the order of the Company), less the amount deductible by the Placement Agent pursuant to Section 4.4 hereof, shall be made against delivery of certificates representing the Shares.

     4.2 Deliveries at Closing. At each Closing, and as a condition to each Closing, the Company shall deliver or cause to be delivered to the Placement
Agent:

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     4.2.1 Opinion of Counsel. The opinion of GM&M, dated as of the date of the
Closing, substantially to the effect that:

         (i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own or lease its properties and conduct its business as described in the Term Sheet.

         (ii) Based on a review of the Company's certificate of incorporation, the Company is authorized to issue 12,000,000 shares of Common Stock. To such counsel's knowledge, all issued and outstanding securities of the Company have been duly authorized and validly issued; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of any statutory preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. To such counsel's knowledge, the outstanding options and warrants to purchase shares of Common Stock set forth on Schedule 2.3 constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

         (iii) Except as set forth on Schedule 2.3 to this Agreement, there are no statutory preemptive or other statutory rights to subscribe for or purchase, or any restriction upon the voting or transfer of, or, to such counsel's knowledge, any other rights to subscribe for or purchase from the Company any shares of Common Stock of the Company, or, to such counsel's knowledge, any such right or restriction under the certificate of incorporation or by-laws of the Company or under any agreement or other outstanding instrument to which the Company is a party or by which it is bound. To such counsel's knowledge, except as set forth on Schedule 2.3, (i) no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company; and (ii) the issuance of the Shares in the Offering, and the issuance of the Placement Agent's Shares upon exercise of the Placement Agent's Purchase Option, will not give any holder of any of the Company's outstanding securities or rights to purchase shares of Common Stock the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price.

         (iv) Assuming that (a) a proper Form D is filed in accordance with Rule 503 of Reg D, (b) the offer and the sale of the Shares was made in compliance with Rule 502(c) of Reg D, and (c) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts have not been independently verified by counsel), the sale of the Shares is exempt from registration under the Securities Act and is in compliance with Reg D.

         (v) The certificates representing the Shares are in proper legal form.

         (vi) The Company has all requisite corporate power and authority to enter into this Agreement, the Subscription Agreements and the Placement Agent's Purchase Option, to carry out the provisions and conditions thereof and to issue the Shares and the Placement Agent's Shares. No consents, approvals, authorizations or orders of, and no filing with, any court or governmental agency or body (other than such as may be required under the Securities Act and applicable Blue Sky laws) is required for the valid offer, authorization, issuance, sale and delivery of the Shares and the Placement Agent's Shares and the consummation of the transactions contemplated by the Offering Documents.

         (vii) The Shares have been duly authorized and validly issued and the holders thereof are not subject to personal liability by reason of being such holders. This Agreement, the Subscription Agreements and the Placement Agent's Purchase Option have been duly and validly authorized, executed and delivered by the Company, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (viii) To such counsel's knowledge, the execution, delivery and performance by the Company of this Agreement, the Subscription Agreements and the Placement Agent's Purchase Option, the issuance and sale of the Shares and the Placement Agent's Shares, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties or assets may be bound, (b) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, or (c) violate any Law, except where such violation would not have a Material Adverse Effect.

         (ix) To such counsel's knowledge, no default exists in the due performance and observance of any term, covenant or condition of any Contract, except such defaults that, singly or in the aggregate, would not have a Material Adverse Effect. To such counsel's knowledge, the Company is not in violation of any term or provision of its certificate of incorporation or by-laws. To such counsel's knowledge, the Company is not currently in violation of any Law, except where such violation would not have a Material Adverse Effect.

         (x) To such counsel's knowledge, except as described in the Offering Documents, including the Financials, there are no claims, actions, suits, hearings, investigations, inquiries or proceedings of any kind or nature, before or by any court, governmental authority, tribunal or instrumentality, domestic or foreign, pending or threatened against or affecting the Company or involving the properties of the Company that may result in any material adverse change in the business, properties or financial condition of the Company, or that may adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

     The opinion will also contain the following statements by counsel: In the course of the preparation of the Offering Documents, such counsel has participated in discussions with officers of the Company. Nothing has come to such counsel's attention that has caused such counsel to believe that the Offering Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express any opinion as to (i) the Financials and other financial or statistical data contained in the Offering Documents or (ii) intellectual property matters, including with respect to the Intangibles).

       4.2.2 Officers' Certificate. A certificate of the Company, signed by two executive officers thereof, stating (a) that the representations and warranties contained in Section 2 hereof are true and accurate at the Closing as applied to the Company with the same effect as though expressly made at the Closing, (b) that the Company has complied with all covenants and agreements required to be complied with as of the Closing, and (c) there has been no Material Adverse Effect since the commencement of the Offering.

       4.2.3 Subscription Agreements. Subscription Agreements signed by the Company and each of the Subscribers.

       4.2.4 Certificates. The certificates representing the Shares.

       4.2.5 Consents. Consents of any parties required to consummate this Offering.

       4.2.6 Other Documents. Such other closing documents as shall be reasonably requested by the Placement Agent or its counsel.

     4.3 Conditions.

       4.3.1 Conditions to the Placement Agent's Obligations. The obligations of the Placement Agent under this Agreement shall be subject to the following conditions:

         (i) All representations and warranties of the Company set forth in this Agreement shall be true and accurate as of the date of each Closing with the same effect as though expressly made at each Closing;

         (ii) The Company has complied with all covenants and agreements required to be complied with as of the date of each Closing;

         (iii) The Company has obtained all consents of third parties required to be obtained in connection with this Offering; and

         (iv) there shall be no action, lawsuit, administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement.

       4.3.2 Conditions to Company's Obligations. The obligations of the Company under this Agreement shall be subject to the conditions that:

         (i) The representations and warranties of the Placement Agent set forth in Sections 3.4 and 3.5 are true and accurate as of the date of each Closing with the same effect as though expressly made at each Closing; and

         (ii) There shall be no action, lawsuit, administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement.

     4.4 Placement Agent's Fees and Expenses. At each Closing, the Company shall pay to the Placement Agent a commission equal to 7% of the gross proceeds of the Offering and shall deliver the Placement Agent's Purchase Option to the Placement Agent. At each Closing, the Company shall also pay to the Placement Agent a non-accountable expense allowance equal to 3% of the gross proceeds of such Closing. All the foregoing amounts and any other expenses to be paid pursuant to Section 5.3 are payable at the Placement Agent's direction directly to the parties who are owed same by deduction from the aggregate purchase price of the Shares sold.

5. Covenants. The Company covenants and agrees that:

     5.1 Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the reasonable opinion of GM&M or counsel for the Placement Agent, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to counsel for the Placement Agent.

     5.2 Use of Proceeds. The net proceeds of the Offering will be used for such purposes as may be reasonably acceptable to the Placement Agent and described in the Term Sheet.

     5.3 Expenses of Offering and Other Expenses. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and all amendments and supplements thereto (all in such quantities as the Placement Agent may reasonably require), preparing and printing the certificates for the Shares, and the Placement Agent's Purchase Options, including any transfer or other taxes payable thereon, and the costs of any "due diligence" meetings held by the Company as requested by the Placement Agent.

     5.4 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions con templated hereby.

     5.5 Accuracy of Representations and Warranties. The Company hereby agrees that, prior to the Termination Date or the Closing, as the case may be, it will not enter into any transaction or take any action, and will use its best efforts to prevent the occurrence of any event, that could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     5.6 Registration Rights. As additional consideration for this Agreement and the transactions contemplated hereby, and as set forth in each Subscriber's Subscription Agreement and the Placement Agent's Purchase Option, the Company agrees with the Placement Agent and will agree with each Subscriber to register the Shares and the Placement Agent's Shares for resale. All expenses of registration (exclusive of underwriting discounts and commissions) shall be borne by the Company.

6. Indemnification and Contribution.

     6.1 Indemnification of the Placement Agent by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Agreements, or (iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Placement Agent and the Company or the Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent that is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the "Placement Agent Non-Indemnity Events").

     6.2 Indemnification of the Company by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non- Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Placement Agent Non-Indemnity Event.

     6.3 Indemnification of the Selected Dealers by the Company. The Company agrees to indemnify and hold harmless each Selected Dealer and each person, if any, who controls a Selected Dealer within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selected Dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any Blue Sky Application,
(ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Agreements, or (iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Selected Dealer and each such controlling person for any legal or other expenses reasonably incurred by such Selected Dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between such Selected Dealer and the Company or such Selected Dealer and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding such Selected Dealer specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by such Selected Dealer of the representations, warranties or covenants contained herein together, (i) and (ii) above are referred to as the "Selected Dealer Non-Indemnity Events").

     6.4 Indemnification of the Company by the Selected Dealers. The Selected Dealers, severally and not jointly, agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Selected Dealer Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Selected Dealer Non-Indemnity Event.

     6.5 Procedure. Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the in demnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     6.6 Contribution. If the indemnification provided for in this Section 6 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 6.5 hereof) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent or Selected Dealer, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent or Selected Dealer, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and the nonaccountable expense allowance, but before deducting other expenses) received by the Company bear to the commissions and nonaccountable expense allowance received by the Placement Agent or Selected Dealer. The relative fault of the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     6.7 Equitable Considerations. The Company, the Placement Agent and each Selected Dealer agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     6.8 Attorneys' Fees. The amount payable by a party under this Section 6 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

7. Termination by Placement Agent. The Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Closing: (a) if the Company shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder; or (b) if, in the Placement Agent's opinion, there has occurred an event materially and adversely affecting the value of the Common Stock.

8. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission and mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to M.H. Meyerson & Co., Inc., 525 Washington Boulevard, Jersey City, New Jersey 07303- 0260,
Attention: Mr. Ronald I. Heller (Fax No. (201) 459-9458); with a copy to Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022-1987, Attention: Edward
I. Tishelman, Esq. (Fax No. (212) 688-2870); if to the Company, to GolfRounds.com, Inc., 376 Main Street, Bedminster, New Jersey 07921, Attention:
Robert H. Donehew, Director (Fax No. (770) 984-2720);

with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esq. (Fax No. (212) 818-8881); or, in each case, to such other address as the parties may hereinafter designated by like notice.

9. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Sections 6.1 through 6.4 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

10. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

11. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

12. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of this Agreement are superseded by it.

15. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

16. Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to principles of conflicts of law. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Placement Agent further agree to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon either of them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process in any such suit, action or proceeding.

17. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive execution of this Agreement and delivery of the Shares and/or the termination of this Agreement prior thereto.

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                         Very truly yours,

                                         GOLFROUNDS.COM, INC.


                                         By:____________________________

AGREED:

M.H. MEYERSON & CO., INC.


By:______________________________